Exhibit 10.6

InflaRx GmbH – Investment and Adherence Agreement

Copy (not including powers of attorney)

Register of Deeds No. 67 / 2017

Recorded

on this 12 October 2017

before me, the undersigned notary

Dr. Karsten Müller-Eising

with offices in Frankfurt am Main, Nextower, Thurn-und-Taxis-Platz 6,

appeared there today:

A.	Mr. Hassan Said Sohbi, born on 21 April 1962, lawyer (Rechtsanwalt), personally known to the notary, with business address at c/o Taylor Wessing, Thurn-und-Taxis-Platz 6, 60313 Frankfurt am Main, (the "Person Appearing No. A")

acting not in his own name, but in his capacity as authorised representative of

InflaRx GmbH – Investment and Adherence Agreement

1)	Prof. Dr. Niels Riedemann, Über den Teufelslöchern 7, 07749 Jena, Germany pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Prof. Dr. Niels Riedemann" -

2)	Prof. Dr. Renfeng Guo, 821 Gallery Lane, Ann Arbor, MI 48103, Michigan, USA pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Prof. Dr. Renfeng Guo" -

3)	Nicolas Fulpius, 1450 Arcadia Place, Palo Alto, California 94303, USA pursuant to a power of attorney dated September 13, 2017

- hereinafter referred to as "Nicolas Fulpius" -

4)	University of Michigan, Office of Technology Transfer, 1600 Huron Pkwy, Building 520, Ann Arbor, MI 48104-2590, Michigan, USA

pursuant to a power of attorney dated September 14, 2017

- hereinafter referred to as "UofM" -

5)	Mark Kübler, Erlenmatte 10, CH-8832 Wollerau, Switzerland pursuant to a power of attorney dated September 13, 2017

- hereinafter referred to as "Mark Kübler" -

6)	Rolf Kübler, Erlenmatte 10, CH-8832 Wollerau, Switzerland pursuant to a power of attorney dated September 14, 2017

- hereinafter referred to as "Rolf Kübler" -

7)	Ammann Group Holding AG, c/o Walder Wyss AG, Bubenbergplatz 8, Postfach 8750, CH-3001 Bern, Switzerland, a Swiss stock corporation, registered with the Commercial Register of the Canton Bern under CHE-103.003.538 pursuant to a power of attorney dated September 13, 2017

- hereinafter referred to as "Ammann Group" -

8)	Private Equity Thüringen GmbH & Co. KG, Gorkistraße 9, 99084 Erfurt, Ger- many, registered with the Commercial Register of the Jena Local Court under HRA 103063

InflaRx GmbH – Investment and Adherence Agreement

pursuant to a power of attorney dated September 15, 2017

- hereinafter referred to as "PET-I" -

9)	Private Equity Thüringen GmbH & Co. Zweite Beteiligungen KG, Gorkistraße 9, 99084 Erfurt, Germany, registered with the Commercial Register of the Jena Local Court under HRA 501890 pursuant to a power of attorney dated September 15, 2017

- hereinafter referred to as "PET-II" -

10)	Prof. Dr. Konrad Reinhart, Philosophenweg 17, 07743 Jena, Germany pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Prof. Dr. Konrad Reinhart" -

11)	Kamalaka Enterprises Limited, Level 4, The Penthouse, Suite 2, Europa Business Centre, Triq Dun Karm, Birkirkara, BKR 9034, Malta, registered in Malta under reg- istry number C 54041 pursuant to a power of attorney dated September 21, 2017

- hereinafter referred to as "Kamalaka" -

12)	Cabita Investments Limited, Level 4, The Penthouse, Suite 2, Europa Business Centre, Triq Dun Karm, Birkirkara, BKR 9034, Malta, registered in Malta under reg- istry number C 58548 pursuant to a power of attorney dated September 21, 2017

- hereinafter referred to as "Cabita" -

13)	Carla Comelli, Felsenstrasse 76, CH-8832 Wollerau, Switzerland pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Carla Comelli" -

14)	Arnd Christ, Fichtenstraße 13, 82152 Krailling, Germany pursuant to a power of attorney dated September 19, 2017

- hereinafter referred to as "Arnd Christ" -

InflaRx GmbH – Investment and Adherence Agreement

15)	Staidson Hong Kong Investment Company Limited, 1/F 122D Ma Yautong Sai Kung N.T., Hong Kong, a company established and existing under the laws of Hong Kong, registered in the company register of Hong Kong under number 2235882 pursuant to a power of attorney dated September 13, 2017

- hereinafter referred to as "Staidson" -

16)	Metall Zug AG, Industriestrasse 66, Postfach 59, CH-6301 Zug, Switzerland, a Swiss stock corporation, registered with the Commercial Register of the Canton Zug under CHE-101.865.948 pursuant to a power of attorney dated September 14, 2017

- hereinafter referred to as "Metall Zug" -

17)	Guillermo Francisco Vogel Hinojosa, Campos Elíseos 400, Piso 17, Ciudad de México 11560, México pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Guillermo Vogel" -

18)	Angel Servando Sosa Hurtado, Manuel M. Solórzano 21, Ciudad de México 04730,

México

pursuant to a power of attorney dated September 18, 2017

- hereinafter referred to as "Angel Sosa" -

19)	Daniel Pérez Gil de Hoyos, Blvd. Adolfo López Mateos 2349, Piso 6, Ciudad de México 04500, México pursuant to a power of attorney dated September 19, 2017

- hereinafter referred to as "Daniel Pérez" -

20)	Mita Maria Paola Castiglioni Grassi, Sierra Ventana 334, Ciudad de México 11000, México pursuant to a power of attorney dated 18 September, 2017

- hereinafter referred to as "Mita Grassi" -

21)	Marco Simeoni, Rue du Petit Chêne 23, CH-1003 Lausanne, Switzerland pursuant to a power of attorney dated 15 September, 2017

InflaRx GmbH – Investment and Adherence Agreement

- hereinafter referred to as "Marco Simeoni" -

22)	Philippe Beal, Rue des Petites-Buttes 16B, CH-1180 Rolle, Switzerland pursuant to a power of attorney dated 15 September, 2017

- hereinafter referred to as "Philippe Beal" -

23)	Pierre-Alain Racine, Chemin du Midi 3, CH-1350 Orbe, Switzerland pursuant to a power of attorney dated 26 September, 2017

- hereinafter referred to as "Pierre-Alain Racine" -

24)	DocEpsilon LLC, 4251 Park Lane, Dallas, TX 75220, USA, a limited liability com- pany established and existing under the laws of Texas, registered in the State of Texas under registration number 8010955879 pursuant to a power of attorney dated 14 September, 2017

- hereinafter referred to as "DocEpsilon" -

25)	Romaria Investment Corp, 53rd E Street, Urb. Marbella, MMG Tower, Piso 16, Panama, a corporation under the laws of Panama, registered with the Commercial Register of Panama under no. 706064 pursuant to a power of attorney dated 14 September, 2017

- hereinafter referred to as "Romaria" -

26)	Philippe Meyer, Rütistrasse 8, CH-8702 Zollikon, Switzerland pursuant to a power of attorney dated 13 September, 2017

- hereinafter referred to as "Philippe Meyer" -

27)	Mulberry Invest AG, Kantonsstrasse 22, CH-8807 Freienbach, Switzerland, a Swiss stock corporation, registered with the Commercial Register of the Canton Schwyz under CHE-113.025.820 pursuant to a power of attorney dated 18 September, 2017

- hereinafter referred to as "Mulberry" -

28)	InflaRx GmbH, Winzerlaer Straße 2, 07745 Jena, Germany, a limited liability com- pany (Gesellschaft mit beschränkter Haftung) under German law, registered with the Commercial Register of the Jena Local Court under HRB 502149.

InflaRx GmbH – Investment and Adherence Agreement

pursuant to a power of attorney dated 12. Oktober 2017

- hereinafter referred to as "Company" -

B.	Mr. Martin Rojahn, born on 24 October 1984, lawyer (Rechtsanwalt), identifying himself by his valid official photo identity document (Lichtbildausweis), with business address at c/o Linklaters LLP, Taunusanlage 8, 60329 Frankfurt am Main, (the "Person Appearing No. B")

acting not in his own name, but in his capacity as authorised representative of

KfW Anstalt des öffentlichen Rechts, mit Sitz in Frankfurt am Main, Niederlassung Ludwig-Erhard-Platz 1-3, 53179 Bonn, Germany

pursuant to a power of attorney dated 19 September 2017

- hereinafter referred to as "KfW" -

C.	Mr. Marvin Singh, born on 27 October 1986, personally known to the notary, with business address at c/o Taylor Wessing, Thurn-und-Taxis-Platz 6, 60313 Frankfurt am Main, (the "Person Appearing No. C")

acting not in his own name, but in his capacity as authorised representative of

1)	Cormorant Private Healthcare Fund I LP, a company existing under the laws of Delaware, with registered head office at c/o Cormorant Asset Management, LLC, 200 Clarendon Street, 52nd Floor, Boston, MA 02116, USA, duly represented by its In- vestment Manager with sole power of representation Cormorant Asset Management, LLC, a company existing under the laws of Delaware, with registered head office at 200 Clarendon Street, 52nd Floor, Boston, MA 02116, USA,

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "Cormorant Fund I" -

2)	Cormorant Global Healthcare Master Fund LP, a company existing under the laws of the Cayman Islands, with registered head office at c/o Cormorant Asset Man- agement, LLC, 200 Clarendon Street, 52nd Floor, Boston, MA 02116, USA, duly represented by its Investment Manager with sole power of representation Cormorant Asset Management, LLC, a company existing under the laws of Delaware, with regis- tered head office at 200 Clarendon Street, 52nd Floor, Boston, MA 02116, USA,

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "Cormorant Master Fund" -

3)	CRMA SPV L.P., a company existing under the laws of the Cayman Islands, with registered head office at c/o Cormorant Asset Management, LLC, 200 Clarendon

InflaRx GmbH – Investment and Adherence Agreement

Street, 52nd Floor, Boston, MA 02116, USA, duly represented by its Investment Manager with sole power of representation Cormorant Asset Management, LLC, a company existing under the laws of Delaware, with registered head office at 200 Clarendon Street, 52nd Floor, Boston, MA 02116, USA,

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "CRMA" -

4)	BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA, a portfolio held by BlackRock Funds, a Massachusetts business trust, registered in the Common- wealth of Massachusetts and with legal entity identifier of VN6DJGBO8DKY0GTM4883, which is managed by its investment advisor Black- Rock Advisors, LLC, a limited liability company under the laws of Delaware, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "BlackRock HSOP" -

5)	BlackRock Health Sciences Trust, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA, a Delaware statutory trust, registered in the State if Delaware and with a legal entity identifier of 4UL0KI4EPYFKMUU31I34, which is managed by its in- vestment advisor BlackRock Advisors, LLC, a limited liability company under the laws of Delaware, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "BlackRock HST" -

6)	BlackRock Health Sciences Master Unit Trust, a unit trust under the laws of Cay- man Islands, with registered business address at c/o INTERTRUST CORPORATE SERVICES (CAYMAN) LIMITED, 190 Elgin Avenue, George Town, Grand Cay- man KY1-9005, Cayman Islands and with formation number 52242, which is man- aged by its investment advisor BlackRock Capital Managment, Inc., a corporation under the laws of Delaware, pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "BlackRock HSMUT" -

D.	Mr. Lutz Hans Krosien, born on 24 September 1960, lawyer (Rechtsanwalt), identifying himself by his valid official photo identity document (Lichtbildausweis), with business ad- dress at c/o Morgan, Lewis & Bockius LLP, OpernTurm, Bockenheimer Landstraße 4, 60306 Frankfurt am Main, (the "Person Appearing No. D")

InflaRx GmbH – Investment and Adherence Agreement

acting not in his own name, but in his capacity as authorised representative of

1)	Blackwell Partners LLC - Series A, a limited liability company existing under the laws of Delaware, with registered head office at c/o DUMAC, Inc., 280 S. Mangum St., Suite 210 Durham, North Carolina 27701, USA, registered with the Secretary of State of the State of Delaware under number 5632217, which is duly represented by its investment manager with sole power of representation DUMAC, Inc., a corpora- tion existing under the laws of North Carolina, with registered head office at 280 S. Mangum St., Suite 210 Durham, North Carolina 27701, USA, registered with the Secretary of State of the State of North Carolina under number 1217990, pursuant to a power of attorney dated 9 October 2017

- hereinafter referred to as "Blackwell" -

2)	RA Capital Healthcare Fund, L.P., a limited partnership existing under the laws of Delaware/USA, with registered head office at c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, Massachusetts, USA, registered with the Secretary of State of the State of Delaware under number 3837135, which is duly represented by its general partner with sole power of representation RA Capital Management, LLC, a limited liability company existing under the laws of Massachusetts/USA, with regis- tered head office at 20 Park Plaza, Suite 1200, Bos-ton, Massachusetts, USA, regis- tered with the Secretary of State of the Commonwealth of Massachusetts under num- ber 830406777, pursuant to a power of attorney dated 10 October 2017

- hereinafter referred to as "RaCap" -

E.	Mr. Rudolf Mehl, born on 25 November 1986, lawyer (Rechtsanwalt), identifying himself by his valid official photo identity document (Lichtbildausweis), with business address at c/o Hengeler Mueller, Bockenheimer Landstraße 24, 60323 Frankfurt am Main, (the "Person Appearing No. E")

acting not in his own name, but in his capacity as authorised representative of

BCLS Investco, L.P., a Cayman Exempted Limited Partnership with its registered seat at Grand Cayman, c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands,

pursuant to a power of attorney dated 11 October 2017

- hereinafter referred to as "BCLS" -

The copies of the powers of attorney attached hereto under Annex A are true and accurate copies (Abschriften) of the powers of attorney that were presented to the notary in original form.

InflaRx GmbH – Investment and Adherence Agreement

The copies of the powers of attorney attached hereto under Annex B are copies (Abschriften) of the powers of attorney of which copies were presented to the notary. The respective Person Appearing promised to submit the original powers of attorney as soon as possible to the notary who was asked to attach certified copies of the original powers of attorney then to this deed.

The Persons Appearing No. A through E together the "Persons Appearing".

Pursuant to Section 21 German Notary Act and based on inspection on 11 October 2017 of the electronic commercial register of the local court of Jena under HRA 103063 and HRB 113753 respectively, I certify that Private Equity Thüringen GmbH & Co. KG is a limited partnership of which Private Equity Thüringen Verwaltungs GmbH is the sole liable general partner and that Mr. Kevin Daniel Reeder, born on 14 September 1977, who signed the power of attorney, is the sole managing director of Private Equity Thüringen Verwaltungs GmbH authorized to act alone and released from the restrictions set forth in Sec. 181 German Civil Code (BGB).

Pursuant to Section 21 German Notary Act and based on inspection on 11 October 2017 of the electronic commercial register of the local court of Jena under HRA 501890 and HRB 113753 respectively, I certify that Private Equity Thüringen GmbH & Co. Zweite Beteiligungen KG is a limited partnership of which Private Equity Thüringen Verwaltungs GmbH is the sole liable general partner and that Mr. Kevin Daniel Reeder, born on 14 September 1977, who signed the power of attorney, is the sole managing director of Private Equity Thüringen Verwaltungs GmbH authorized to act alone and released from the restrictions set forth in Sec. 181 German Civil Code (BGB).

Pursuant to Section 21 German Notary Act and based on inspection on 11 October 2017 of the electronic commercial register of the local court of Jena under HRB 502149, I certify that Prof. Dr. Niels Riedemann, born on 24 December 1971, and Mr. Arnd Christ, born on 26 May 1966, are each a managing director, authorized to act alone and released from the restrictions set forth in Sec. 181 German Civil Code (BGB), of InflaRx GmbH, having its registered seat (Sitz) at Jena and its registered business address (Geschäftsanschrift) at Winzerlaer Straße 2, 07745 Jena.

I.

The Persons Appearing denied the question as to the prior involvement of the acting Notary or any of his partners with regard to the subject matter hereof beyond his notarial activity according to section 3 subsection 1 sentence 1 number 7 German Notarization Act (BeurkG).

II.

The Persons Appearing requested that this Deed be recorded in the English language and stated that they were in sufficient command of the English language. The Notary, who himself is in sufficient command of the English language, assured himself that the Persons Appearing were, in fact, in such sufficient command of the English language. Advised by the Notary of their rights to have the assis- tance of a sworn interpreter and to have a certified translation attached to this Deed, the Persons Ap- pearing waived such rights.

InflaRx GmbH – Investment and Adherence Agreement

The notary took copies of the Persons Appearings’ official identity documents, which was approved by them, and the notary advised the Persons Appearing that their personal data will – in each case to the extent necessary – be collected, stored, processed and, if and to the extent necessary, provided to third parties to prepare this deed and to complete the transactions set forth in this deed. The Persons Appearing gave their consent thereto.

III.

On 21 July 2016, an “Investment and Shareholders’ Agreement Series C Preferred Shares Financing InflaRx GmbH, Jena, Germany” was notarized under Register of Deeds No. 2016 / 59 of the notary Stephan Cueni in Basel, Switzerland, (the “Reference Deed”). In the Investment and Adherence Agreement, concluded today (see IV.), the Persons Appearing referred to the Reference Deed of which a certified copy, duly certified by the notary Stephan Cueni and legalized by means of an Apos- tille in accordance with the Hague Convention of 5 Octoer 1961, was available for review and inspec- tion by the Persons Appearing during this recording. The Persons Apperaring declared that the content of the Reference Deed is known to them and they waive their right to the respective deed being read aloud to them. They also waive their right to the respective deed being attached to the present notarial recording. The Notary advised the Persons Appearing of Sec. 13a of the German Notarization Act (Beurkundungsgesetz).

IV.

Acting as aforesaid, the Persons Appearing then declared the following:

We herewith conclude and agree to the “Investment and Adherence Agreement InflaRx GmbH, Jena, Germany” attached hereto as Annex Investment and Adherence Agreement.

V.

The cost of the notarization of this deed shall be borne by the Company.

Each Party shall receive one certified copy of this deed, which in each case shall be sent to the respec- tive Person Appearing acting as its representative.

VI.

The Notary advised the Persons Appearing:

-	that a capital increase of a German limited liability company requires a notarized sharehold- ers’ resolution and the registration in the commercial register.

InflaRx GmbH – Investment and Adherence Agreement

-	that the English original version of this notarial deed will not be acceptable for enforcement in German courts but will have to be translated, by a certified translator, into the German lan guage for such purposes at the expense of the party enforcing this agreement;

-	that he has not, in any regard, rendered any tax advice to the Persons Appearing or the parties represented by them;

-	that the parties are liable as secondary obligors for the Notary's fees;

-	that the Notary has not advised as to any foreign laws and matters, including as to the due representation of the parties that are domiciled or incorporated in a jurisdiction other than Germany as stated in the entry into this deed; and

-	that this deed must contain all stipulations and agreements of the parties with regard to the subject matter of the notarized document and that absent thereof this agreement may be void.

This notarial deed, including the Annex Investment an Adherence Agreement and its annexes, was read aloud to the Persons Appearing by the Notary. The exhibits to annex 7.1 of the Investment and Adherence Agrement were reviewed by the parties, who waived their right to have them read aloud, and signed by them. Thereupon the parties approved this notarial deed, including the Annex Invest ment and Adherence Agreement and its annexes and exhibits, which was signed by them and the Notary as follows:

/s/ Dr. Karsten Müller-Eising, Notary

Authorized Signatory

Date	12 October 2017

InflaRx GmbH

Investment and adherence agreement

Investment and Adherence Agreement

InflaRx GmbH, Jena, Germany

by and between

1.	Prof. Dr. Niels Riedemann, Über den Teufelslöchern 7, 07749 Jena, Germany

- hereinafter referred to as "Prof. Dr. Niels Riedemann" -

2.	Prof. Dr. Renfeng Guo, 821 Gallery Lane, Ann Arbor, MI 48103, Michigan, USA

- hereinafter referred to as "Prof. Dr. Renfeng Guo" -

3.	Nicolas Fulpius, 1450 Arcadia Pl, Palo Alto, CA 94303, USA

- hereinafter referred to as "Nicolas Fulpius" -

4.	University of Michigan, Office of Technology Transfer, 1600 Huron Pkwy, Building 520, Ann Arbor, MI 48104-2590, Michigan, USA

- hereinafter referred to as "UofM" -

5.	Mark Kübler, Erlenmatte 10, CH-8832 Wollerau, Switzerland

- hereinafter referred to as "Mark Kübler" -

6.	Rolf Kübler, Erlenmatte 10, CH-8832 Wollerau, Switzerland

- hereinafter referred to as "Rolf Kübler" -

7.	Ammann Group Holding AG, c/o Walder Wyss AG, Bubenbergplatz 8, Postfach 8750, CH-3001 Bern, Switzerland, registered with the Commercial Register of the Canton Bern under CHE-103.003.538

- hereinafter referred to as "Ammann Group" -

8.	KfW Anstalt des öffentlichen Rechts, Ludwig-Erhard-Platz 1-3, 53179 Bonn, Germany

- hereinafter referred to as "KfW" -

9.	Private Equity Thüringen GmbH & Co. KG, Gorkistraße 9, 99084 Erfurt, Germany, registered with the Commercial Register of the Jena Local Court under HRA 103063

- hereinafter referred to as "PET-I" -

10.	Private Equity Thüringen GmbH & Co. Zweite Beteiligungen KG, Gorkistraße 9, 99084 Erfurt, Germany, registered with the Commercial Register of the Jena Local Court under HRA 501890

- hereinafter referred to as "PET-II" -

11.	Prof. Dr. Konrad Reinhart, Philosophenweg 17, 07743 Jena, Germany

- hereinafter referred to as "Prof. Dr. Konrad Reinhart" -

12.	Kamalaka Enterprises Limited, Level 4, The Penthouse, Suite 2, Europa Business Centre, Triq Dun Karm, Birkirkara, BKR 9034, Malta, registered in Malta under registry number C 54041

- hereinafter referred to as "Kamalaka" -

13.	Cabita Investments Limited, Level 4, The Penthouse, Suite 2, Europa Business Centre, Triq Dun Karm, Birkirkara, BKR 9034, Malta, registered in Malta under registry number C 58548

- hereinafter referred to as "Cabita" -

14.	Carla Comelli, Felsenstrasse 76, CH-8832 Wollerau, Switzerland

- hereinafter referred to as "Carla Comelli" -

15.	Arnd Christ, Fichtenstraße 13, 82152 Krailling, Germany

- hereinafter referred to as "Arnd Christ" -

16.	Staidson Hong Kong Investment Company Limited, 1/F 122D Ma Yautong Sai Kung N.T., Hong Kong

- hereinafter referred to as "Staidson" -

17.	Metall Zug AG, Industriestrasse 66, Postfach 59, CH-6301 Zug, Switzerland, registered with the Commercial Register of the Canton Zug under CHE-101.865.948

- hereinafter referred to as "Metall Zug" -

18.	Guillermo Francisco Vogel Hinojosa, Campos Elíseos 400, Piso 17, Ciudad de México 11560, México

- hereinafter referred to as "Guillermo Vogel" -

19.	Angel Servando Sosa Hurtado, Manuel M. Solórzano 21, Ciudad de México 04730, México

- hereinafter referred to as "Angel Sosa" -

20.	Daniel Pérez Gil de Hoyos, Blvd. Adolfo López Mateos 2349, Piso 6, Ciudad de México 04500, México

- hereinafter referred to as "Daniel Pérez" -

21.	Mita Maria Paola Castiglioni Grassi, Sierra Ventana 334, Ciudad de México 11000, México

- hereinafter referred to as "Mita Grassi" -

22.	Marco Simeoni, Rue du Petit Chêne 23, CH-1003 Lausanne, Switzerland

- hereinafter referred to as "Marco Simeoni" -

23.	Philippe Beal, Rue des Petites-Buttes 16B, CH-1180 Rolle, Switzerland

- hereinafter referred to as "Philippe Beal" -

24.	Pierre-Alain Racine, Chemin du Midi 3, CH-1350 Orbe, Switzerland

- hereinafter referred to as "Pierre-Alain Racine" -

25.	DocEpsilon LLC, 4251 Park Lane, Dallas, TX 75220, USA

- hereinafter referred to as "DocEpsilon" -

26.	Romaria Investment Corp, 53rd E Street, Urb. Marbella, MMG Tower, Piso 16, Panama, registered with the Commercial Register of Panama under no. 706064

- hereinafter referred to as "Romaria" -

27.	Philippe Meyer, Rütistrasse 8, CH-8702 Zollikon, Switzerland

- hereinafter referred to as "Philippe Meyer" -

28.	Mulberry Invest AG, Kantonsstrasse 22, CH-8807 Freienbach, Switzerland, registered with the Commercial Register of the Canton Schwyz under CHE-113.025.820

- hereinafter referred to as "Mulberry" -

29.	Blackwell Partners LLC - Series A, c/o DUMAC, Inc., 280 S. Mangum St., Suite 210 Durham, NC 27701, USA

- hereinafter referred to as "Blackwell" -

30.	RA Capital Healthcare Fund, L.P., c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, Massachusetts, USA

- hereinafter referred to as "RaCap" -

31.	BCLS Investco, L.P., c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands

- hereinafter referred to as "BCLS" -

32.	Cormorant Private Healthcare Fund I LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116

- hereinafter referred to as "Cormorant Fund I" -

33.	Cormorant Global Healthcare Master Fund LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116

- hereinafter referred to as "Cormorant Master Fund" -

34.	CRMA SPV L.P., PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104 Cayman Islands

- hereinafter referred to as "CRMA" -

35.	BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA

- hereinafter referred to as "BlackRock HSOP" -

36.	BlackRock Health Sciences Trust, 100 Bellevue Parkway, Wilmington, Delaware 19809, USA

- hereinafter referred to as "BlackRock HST" -

37.	BlackRock Health Sciences Master Unit Trust, INTERTRUST CORPORATE SERVICES (CAYMAN) LIMITED, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands

- hereinafter referred to as "BlackRock HSMUT" -

38.	InflaRx GmbH, Winzerlaer Straße 2, 07745 Jena, Germany, registered with the Commercial Register of the Jena Local Court under HRB 502149.

- hereinafter referred to as "Company" -

The parties named under 1. to 3. are hereinafter collectively referred to as the "Founders" and each individually as a "Founder". The parties named under 29. to 37. are hereinafter collectively referred to as the "Series D Investors" and each individually as a "Series D Investor". The parties named under 1. to 28. are hereinafter collectively referred to as the "Current Shareholders" and each individually as a "Current Shareholder". The parties named under 1. to 37. are hereinafter collectively referred to as the "Shareholders" and each individually as a "Shareholder". The parties named under 1. to 38. are hereinafter collectively referred to as the "Parties" and each individually as a "Party".

Table of contents

Part 1: Investment Agreement	14
1. Commitments	14
2. Share Capital Increase; Transfer of Preferred Shares	15
3. Non-statutory Payments into the Capital Reserves	23
4. Use of Proceeds	24
5. Classes of Shares	24
6. Current Shareholders' Representations and Warranties	25
7. Business Representations and Warranties	27
8. General Limitations	29

Part 2: Adherence Agreement	31
9. General Provisions	31
10. Adherence to the Shareholders‘ Agreement	31
11. Modifications of the Series C ISHA	31
12. Validity of Series C ISHA	35
13. Transaction Costs	35
14. Miscellaneous	36
15. Severability	37

Table of Annexes

Annex 2.1(b)	Restated Articles of Association
Annex 7.1	Business Representations and Warranties

List of Definitions

Agreement	12
Ammann Group	2
Angel Sosa	3
Arnd Christ	3
Bank Working Days	16
BCLS	5
BlackRock HSMUT	6
BlackRock HSOP	5
BlackRock HST	5
Blackwell	4
Business Representation and Warranty	27
Business Representations and Warranties	27
Cabita	2
Carla Comelli	3
Closing Notice	18
Common Share	25
Common Shares	25
Company	6, 11
Company´s Bank Account	16
Converted Series D Preferred Shares	20
Cormorant	5
Current Shareholder	6
Current Shareholders	6
Current Shareholders' Representation and Warranty	26
Current Shareholders' Representations and Warranties	26
Daniel Pérez	3
DocEpsilon	4
Founder	6
Founders	6
Guarantee Share Capital Increase	28

Guillermo Vogel	3
Kamalaka	2
KfW	2
KfW Shares Sold	17
Marco Simeoni	4
Mark Kübler	1
Metall Zug	3
Mita Grassi	3
Mulberry	4
Nicolas Fulpius	1
Parties	6
Party	6
PET-I	2
PET-I Shares Sold	18
PET-II	2
PET-II Shares Sold	19
Philippe Beal	4
Philippe Meyer	4
Pierre-Alain Racine	4
Preferred Share	25
Preferred Shares	25
Primary Investors	14
Prof. Dr. Konrad Reinhart	2
Prof. Dr. Niels Riedemann	1
Prof. Dr. Renfeng Guo	1
RaCap	5
Reduced Valuation	28
Representation and Warranty	28
Representations and Warranties	28
Restated Articles of Association	15
Rolf Kübler	1
Romaria	4
Series A Preferred Share	25

Series A Preferred Shares	25
Series B Preferred Share	25
Series B Preferred Shares	25
Series C ISHA	13
Series C Preferred Share	25
Series C Preferred Shares	25
Series D Capital Increase	15
Series D Investor	6
Series D Investors	6

Series D Preferred Share	24
Series D Preferred Shares	24
Series D Preferred Shares Financing	12
Series D Share Price	12
Shareholder	6
Shareholders	6
Staidson	3
Stock Option Plan 2016	34
UofM	1

Preamble

(A)	The Current Shareholders are the sole shareholders of InflaRx GmbH with its registered seat in Jena, Germany, registered with the Commercial Register of the Jena Local Court under HRB 502149 ("Company"). The object of the Company is the development, manufacture and distribution of anti-inflammatory therapeutics and diagnostics, in particular in the field of acute and chronic inflammatory diseases.

(B)	The share capital of the Company currently amounts to EUR 175,081.00, divided into 175,081 shares with a nominal value of EUR 1.00 each, is fully paid in and held exclusively by the Current Shareholders and the Company as follows:

Current Shareholder	Total Nominal Amount (EUR)	Share Numbers	Share Class	Participation (%)
Prof. Dr. Niels Riedemann	11,875.00	11,899 to 23,773	S	6.78%
Prof. Dr. Renfeng Guo	11,875.00	24 to 11,898	S	6.87%
	152.00	125,356 to 125,507	C
Nicolas Fulpius	3,125.00	23,774 to 26,898	S	2.26%
	609.00	125,508 to 126,116	C
	217.00	174,888 to 175,104	S
UofM	1,250.00	73,963 to 75,212	S	0.71%
Mark Kübler	3,480.00	70,483 to 73,962	A	2.64%
	1,143.00	126,117 to 127,259	C
Rolf Kübler	9,746.00	103,898 to 105,627 59,261 to 67,276	B	6.00%
	762.00	127,260 to 128,021	C
Ammann Group	5,434.00	75,213 to 80,646	A	8.22%
	6,668.00	80,647 to 84,108 67,277 to 70,482	B
	2,286.00	128,022 to 130,307	C
KfW	10,633.00	84,109 to 94,741	A	12.32%
	8,656.00	94,742 to 103,397	B
	2,286.00	172,602 to 174,887	C
PET-I	24,750.00	26,899 to 51,648	A	14.14%
PET-II	14,394.00	105,628 to 116,014 51,649 to 55,655	B	9.09%
	1,524.00	130,308 to 131,831	C

Prof. Dr. Konrad Reinhart	802.00	55,656 to 56,457	B	0.59%
	228.00	131,832 to 132,059	C
Kamalaka	6,924.00	116,015 to 122,938	B	3.95%
Cabita	692.00	122,939 to 123,630	B	0.40%
Carla Comelli	1,725.00	123,631 to 125,355	B	1.20%
	381.00	132,060 to 132,440	C
Arnd Christ	76.00	132,441 to 132,516	C	0.04%
Staidson	27,591.00	132,517 to 160,107	C	15.76%
Metall Zug	2,286.00	160,108 to 162,393	C	1.31%
Guillermo Vogel	304.00	162,394 to 162,697	C	0.17%
Angel Sosa	304.00	162,698 to 163,001	C	0.17%
Daniel Pérez	228.00	163,002 to 163,229	C	0.13%
Mita Grassi	304.00	163,230 to 163,533	C	0.17%
Marco Simeoni	1,524.00	163,534 to 165,057	C	0.87%
Philippe Beal	762.00	165,058 to 165,819	C	0.44%
Pierre-Alain Racine	457.00	165,820 to 166,276	C	0.26%
DocEpsilon	228.00	166,277 to 166,504	C	0.13%
Romaria	4,573.00	166,505 to 171,077	C	2.61%
Philippe Meyer	762.00	171,078 to 171,839	C	0.44%
Mulberry	762.00	171,840 to 172,601	C	0.44%
Company (treasury shares)	3,303.00	103,398 to 103,897 56,458 to 59,260	S	1.89%
Total	175,081.00			100%

(C)	The Company seeks growth financing in the total amount of up to approx. USD 30,000,000.00 to be provided by the Series D Investors against subscription of shares of a new class of Series D Preferred Shares of the Company as well as a secondary purchase of shares by the Series D Investors from Current Shareholders in the total amount of up to approx. EUR 25,000,000.00 in accordance with the terms and conditions of this "Investment and Adherence Agreement" (hereinafter referred to as "Agreement" and such growth financing hereinafter referred to as the "Series D Preferred Shares Financing"). The pre-money valuation of the Company in the Series D Preferred Shares Financing shall amount to USD 210,000,000.00 resulting in a share price of EUR 927,92 (calculated with a fix exchange rate of EUR 0.8523 / USD 1.00 resulting in an amount of USD 1,088.73) per each Series D Preferred Share with a nominal value of EUR 1.00 to be issued in the Series D Preferred Shares Financing ("Series D Share Price"). The Series D Share Price is calculated on a fully diluted basis including all granted options whether vested or not (21,108 shares), but it does not include the non-granted 3,060 options available for granting under the 2016 stock option pool, which shall be cancelled.

(D)	Rolf Kübler will transfer 4,139 of his shares in the Company to Mark Kübler.

(E)	The Current Shareholders entered into a investment and shareholders’ agreement dated 21 July 2016 (roll of deeds no. A. Prot 2016/59 of the notary public Stephan Cueni, Basel, Switzerland) ("Series C ISHA"). The Parties intend to keep the principles of the legal relationship between all Shareholders as current and future shareholders of the Company by allowing the Series D Investors to adhere to the Series C ISHA and to agree upon certain modifications of the Series C ISHA..

NOW, THEREFORE, the Parties hereby enter into this Agreement.

Part 1: Investment Agreement

1.	Commitments

1.1	Each of the Series D Investors listed in the table below (“Primary Investors”) undertakes individually for himself vis-à-vis each other and each of the other Shareholders, but not vis-à-vis the Company, to invest in the Series D Preferred Shares Financing the respective amount as stated for the respective Primary Investor in the following table as capital contributions towards the share capital of the Company and additional payments into the capital reserves of the Company within the meaning of § 272 (2) No. 4 HGB in accordance with the terms and conditions of this Agreement.

Primary Investor	Total (EUR)
RaCap	8,264,055.52
Blackwell	1,963,478.72
BCLS	10,227,534.24
Cormorant Fund I	4,236,882.72
Cormorant Master Fund	717,282.16
CRMA	159,602.24
Total	25,568,835.60

1.2	The Shareholders agree that the Primary Investors' obligations under this Clause 1 shall exist only on the basis of a contractual agreement by and between the Primary Investors and the Shareholders and not vis-à-vis the Company. The Company itself is not a party to this Clause 1 and shall not be entitled to demand performance of the obligations under this Clause 1. The claims under this Clause 1 shall not be assignable. This Clause 1 shall neither constitute a contract for the benefit of a third party (kein Vertrag zugunsten Dritter) nor a contract with protective effect for the benefits of third parties (kein Vertrag mit Schutzwirkung für Dritte). This Clause 1 shall not establish any secondary obligations within the meaning of § 3 (2) of the German Law Pertaining to Companies with Limited Liability (GmbHG). Any joint and several liability (gesamtschuldnerische Haftung) of the Primary Investors under this Clause 1 shall be excluded.

2.	Share Capital Increase; Transfer of Preferred Shares

2.1	Each of the Current Shareholders undertakes individually for himself vis-à-vis each of the other Shareholders, but not vis-à-vis the Company, to resolve unanimously and with all votes in an extraordinary Shareholders' Meeting of the Company to be held in the form of a general meeting (Vollversammlung) immediately after the notarization of this Agreement to:

(a)	increase the Company’s share capital from EUR 175,081.00 by EUR 27,555.00 to EUR 202,636.00 in return for cash contributions by the issue of 27,555 Series D Preferred Shares of the Company with a nominal value of EUR 1.00 each with the share numbers 175,105 (inclusive) through 202,659 (inclusive) and only invite the Primary Investors to subscribe and to take over the Series D Preferred Shares with a nominal value of EUR 1.00 each as set forth in the following table (“Series D Capital Increase”):

Primary Investor	Series D Preferred Shares à EUR 1.00 (number)	Share Numbers
RaCap	8,906	175,105 to 184,010
Blackwell	2,116	184,011 to 186,126
BCLS	11,022	186,127 to 197,148
Cormorant Fund I	4,566	197,149 to 201,714
Cormorant Master Fund	773	201,715 to 202,487
CRMA	172	202,488 to 202,659
Total	27,555

The Series D Preferred Shares shall have the rights, preferences and privileges as set forth in the amended and restated Articles of Association of the Company under Clause 2.1(b) and this Agreement. The Series D Preferred Shares shall be issued for the nominal value and shall be entitled to participate in profits as from 1 January 2017.

(b)	adopt the amended and restated Articles of Association of the Company as set forth in Annex 2.1 (b) to this Agreement ("Restated Articles of Association").

(c)	consent to the sale and the transfer of shares in the Company pursuant to the Clauses 2.5, 2.6, 2.7 and 2.9 and to waive any existing right in respect of such sale and transfer, in particular any pre-emption rights or tag-along rights.

2.2	Each of the Shareholders undertakes individually for himself vis-à-vis each of the other Shareholders, to do or cause to be done everything necessary or appropriate for the implementation of the measures agreed in Clause 2.1.

Thus, each of the Current Shareholders undertakes individually for himself vis-à-vis each of the other Shareholders, in particular without limitation to participate in the Shareholders' Meeting of the Company as set forth in Clause 2.1, to exercise his voting rights and other rights in such Shareholders' Meeting in favour of the measures agreed in Clause 2.1, and to waive the subscription rights to which he is entitled for the subscription to new shares to the extent set forth in Clause 2.1.

Further, each of the Shareholders undertakes individually for himself vis-à-vis each of the other Shareholders, to refrain from any actions which could prevent or defer the implementation of the measures agreed in Clause 2.1 as well as to waive the right to raise objections to, and to challenge, the resolutions of the Shareholders' Meeting under Clause 2.1.

Each of the Primary Investors undertakes individually for himself vis-à-vis each other and each of the other Shareholders, but not vis-à-vis the Company, to subscribe and to take over the Series D Preferred Shares of the Company stated for them in the table in Clause 2.1(a), respectively, immediately after the end of the Shareholders' Meeting under Clause 2.1 and to pay in full and in cash the capital contributions in the nominal value immediately after signing of this Agreement, but at the latest within two (2) bank working days in Frankfurt am Main, Germany ("Bank Working Days") after this Agreement has come into force, to the following special account for the increase of the share capital (Kapitalerhöhungssonderkonto) of the Company (“Company´s Bank Account”):

Account holder:	InflaRx GmbH
Bank:	Sparkasse Jena-Saale-Holzland
IBAN:	DE85 8305 3030 0000 0431 17
BIC/SWIFT:	HELADEF1JEN

Payments shall be made exclusively to this special account; this special account must not have a debit balance immediately prior to the aforementioned payments being effected, so that the Company's Managing Directors (Geschäftsführer) can freely dispose of the amounts paid.

2.3	Without undue delay (unverzüglich) after (i) the subscription and taking over of the Series D Preferred Shares under Clause 2.1(a) and (ii) the receipt of the total capital contributions in the nominal value for such new shares, the Company shall apply for registration of the resolution to increase the Company's share capital under Clause 2.1(a) and the Restated Articles of Association with the Commercial Register and shall take all other actions and make all other declarations necessary or appropriate for the increase of the Company's share capital under Clause 2.1(a) and the Restated Articles of Association to become effective.

2.4	Should the Commercial Register make valid objections to the increase of the Company's share capital under Clause 2.1(a) and/or the Restated Articles of Association, the Shareholders undertake, as amongst each other, to remove such objections without undue delay by way of adopting the necessary resolutions in the Shareholders' Meeting of the Company so that the purpose and intention of the provisions objected to can be achieved to the maximum permissible extent.

2.5	KfW herewith sells to RaCap and RaCap herewith purchases from KfW existing Series A Preferred Shares as set forth in the following table (“KfW Shares Sold”):

KfW selling to	Total Nominal Amount (EUR)	Share Numbers	Share Class	KfW Purchase Price (EUR)
RaCap	5,400.00	84,109 to 89,508	A	5,010,768.00
Total	5,400.00			5,010,768.00

The KFW Shares Sold are priced at EUR 927,92 each. KfW herewith transfers the KfW Shares Sold to RaCap subject to the condition precedent within the meaning of Section 158 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) (aufschiebende Bedingung gemäß § 158 Bürgerliches Gesetzbuch – BGB) of the receipt of the KfW Purchase Price (as shown in the the table above). RaCap hereby accept the transfer of the KfW Shares Sold. If the condition precedent within the meaning of Section 158 para. 1 BGB (aufschiebende Bedingung gemäß § 158 BGB) in this Clause 2.5 is not fulfilled within ten (10) Bank Working Days following receipt of a pdf copy of the registration of the Series D Capital Increase by the officiating notary with the Commercial Register (Eintragungsnachricht) (“Closing Notice”) by RaCap, KfW shall have the right to rescind (zurücktreten) from the share transfer according to this Clause 2.5 by written notice to RaCap and the Company.

Subject to the respective approval of the share transfer by all Current Shareholders pursuant to Clause 2.1(c) the respective KfW Purchase Price shall be due and payable by the Series D Investors respectively, immediately but at the latest within two (2) Bank Working Days following receipt of the Closing Notice, in Euros (EUR), and by means of wire transfer in immediately available funds, without deduction of any banking fees onto the following bank account of KfW:

Account holder:	KfW
Bank:	KfW
IBAN:	DE40 5002 0400 1086 7993 63
BIC/SWIFT:	KFWIDEFFXXX

2.6	PET-I herewith sells to the Series D Investors listed in the table below and such Series D Investors herewith purchases from PET-I existing Series A Preferred Shares as set forth in the following table (“PET-I Shares Sold”):

PET-I selling to	Total Nominal Amount (EUR)	Share Numbers	Share Class	PET-I Purchase Price (EUR)
RaCap	537.00	41,093 to 41,629	A	498,293.04
Blackwell	1,411.00	41,630 to 43,040	A	1,309,295.12
BCLS	7,348.00	43,041 to 50,388	A	6,818,356.16
Cormorant Fund I	1,260.00	50,389 to 51,648	A	1,169,179.20
Total	10,556.00			9,795,123.52

The PET-I Shares Sold are priced at EUR 927,92 each. PET-I herewith transfers the PET-I Shares Sold to each of the Series D Investors listed in the table above subject to the condition precedent within the meaning of Section 158 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) (aufschiebende Bedingung gemäß § 158 Bürgerliches Gesetzbuch – BGB) of the receipt of the respective PET-I Purchase Price (as defined shown in the table above). Each of the Series D Investors listed in the table above hereby accept the transfer of the PET-I Shares Sold. If the condition precedent within the meaning of Section 158 para. 1 BGB (aufschiebende Bedingung gemäß § 158 BGB) in this Clause 2.6 is not fulfilled within ten (10) Bank Working Days following receipt of the Closing Notice by the respective Series D Investor listed in the table above, PET-I shall have the right to rescind (zurücktreten) from the respective share transfer according to this Clause 2.6 by written notice to the respective Series D Investor and the Company.

Subject to the respective approval of the share transfer by all Current Shareholders pursuant to Clause 2.1(c) the respective PET-I Purchase Price shall be due and payable by the Series D Investors respectively, immediately but at the latest within two (2) Bank Working Days following receipt of the Closing Notice, in Euros (EUR), and by means of wire transfer in immediately available funds, without deduction of any banking fees onto the following bank account of PET-I:

Account holder:	PET-I
Bank:	Landesbank Hessen-Thüringen
IBAN:	DE18 5005 0000 0021 5017 62
BIC/SWIFT:	HELADEFF

2.7	PET-II herewith sells to the Series D Investors listed in the table below and such Series D Investors herewith purchases from PET-II existing Series B Preferred Shares as set forth in the following table (“PET-II Shares Sold”):

PET-II selling to	Total Nominal Amount (EUR)	Share Numbers	Share Class	PET-II Purchase Price (EUR)
Cormorant Fund I	1,784.00	105,628 to 107,411	B	1,655,409.28
Cormorant Master Fund	515.00	107,412 to 107,926	B	477,878.80
CRMA	115.00	107,927 to 108,041	B	106,710.80
BlackRock HSOP	4,254.00	108,042 to 112,295	B	3,947,371.68
BlackRock HSMUT	108	112,296 to 112,403	B	100,215.36
BlackRock HST	232	112,404 to 112,635	B	215,277.44
Total	7,008.00			6,502,863.36

The PET-II Shares Sold are priced at EUR 927,92 each. PET-II herewith transfers the PET-II Shares Sold to each of the Series D Investors listed in the table above subject to the condition precedent within the meaning of Section 158 para. 1 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) (aufschiebende Bedingung gemäß § 158 Bürgerliches Gesetzbuch – BGB) of the receipt of the respective PET-II Purchase Price (as defined shown in the table above). Each of the Series D Investors listed in the table above hereby accept the transfer of the PET-II Shares Sold. If the condition precedent within the meaning of Section 158 para. 1 BGB (aufschiebende Bedingung gemäß § 158 BGB) in this Clause 2.7 is not fulfilled within ten (10) Bank Working Days following receipt of the Closing Notice by the respective Series D Investor listed in the table above, PET-II shall have the right to rescind (zurücktreten) from the respective share transfer according to this Clause 2.7 by written notice to the respective Series D Investor and the Company.

Subject to the respective approval of the share transfer by all Current Shareholders pursuant to Clause 2.1(c) the respective PET-II Purchase Price shall be due and payable by the Series D Investors respectively, immediately but at the latest within two (2) Bank Working Days following receipt of the Closing Notice, in Euros (EUR), and by means of wire transfer in immediately available funds, without deduction of any banking fees onto the following bank account of PET-II:

Account holder:	PET-II
Bank:	Landesbank Hessen-Thüringen
IBAN:	DE18 5005 0000 0021 5027 60
BIC/SWIFT:	HELA DEFF

2.8	All Series A Preferred Shares transferred pursuant to Clause 2.5 and 2.6 and all Series B Preferred Shares transferred pursuant to Clause 2.7 shall be converted into Series D Preferred Shares as reflected in the Restated Articles of Association (jointly the "Converted Series D Preferred Shares").

2.9	Rolf Kübler herewith transfers to Mark Kübler 4,139 existing Series B Preferred Shares with the share number 59,261 (inclusive) through 63,399 (inclusive) upon the registration of the Series D Capital Increase in the commercial register. Mark Kübler hereby accepts the transfer of the shares transferred pursuant to this Clause 2.9.

2.10	The Shareholders undertake vis-à-vis each other, as from the notarization of this Agreement up until the increase of the Company's share capital under Clause 2.1(a) and the Restated Articles of Association have been registered with the Commercial Register, to treat each other as if the Restated Articles of Association had already come into force upon the end of the Shareholders' Meeting under Clause 2.1(a) and each of the Series D Investors had already acquired its new and/or converted Series D Preferred Shares, respectively, to the extent legally permissible. Thus, each of the Shareholders undertakes individually for himself vis-à-vis each of the Series D Investors, as from the subscription of the Series D Preferred Shares under Clause 2.1(a), respectively, to put each of the Series D Investors internally in such position as they each would be in, if they had acquired the financial rights (Vermögensrechte) and, to the extent legally permissible, the administrative rights (Verwaltungsrechte) under this Agreement and the Restated Articles of Association resulting from the Series D Preferred Shares to be issued under Clause 2.1(a) upon subscription, respectively.

2.11	After the increase of the Company's share capital under Clause 2.1(a) and the share transfers pursuant to Clauses 2.5, 2.6, 2.7 and 2.9 have become effective, the share capital of the Company will be held exclusively by the Shareholders and the Company as follows:

Current Shareholder	Total Nominal Amount (EUR)	Share Numbers	Share Class	Participation (%)
Prof. Dr. Niels Riedemann	11,875.00	11,899 to 23,773	S	5.86%
Prof. Dr. Renfeng Guo	11,875.00	24 to 11,898	S	5.94%
	152.00	125,356 to 125,507	C
Nicolas Fulpius	3,125.00	23,774 to 26,898	S	1.95%
	609.00	125,508 to 126,116	C
	217.00	174,888 to 175,104	S
UofM	1,250.00	73,963 to 75,212	S	0.62%
Mark Kübler	3,480.00	70,483 to 73,962	A	4.32%
	4,139.00	59,261 to 63,399	B
	1,143.00	126,117 to 127,259	C
Rolf Kübler	5,607.00	103,898 to 105,627 63,400 to 67,276	B	3.15%
	762.00	127,260 to 128,021	C
Ammann Group	5,434.00	75,213 to 80,646	A	7.1%
	6,668.00	80,647 to 84,108 67,277 to 70,482	B
	2,286.00	128,022 to 130,307	C

KfW	5,233.00	89,509 to 94,741	A	7.98%
	8,656.00	94,742 to 103,397	B
	2,286.00	172,602 to 174,887	C
PET-I	14,194.00	26,899 to 41,092	A	7.00%
PET-II	7,386.00	112,636 to 116,014 51,649 to 55,655	B	4.39%
	1,524.00	130,308 to 131,831	C
Prof. Dr. Konrad Reinhart	802.00	55,656 to 56,457	B	0.51%
	228.00	131,832 to 132,059	C
Kamalaka	6,924.00	116,015 to 122,938	B	3.42%
Cabita	692.00	122,939 to 123,630	B	0.34%
Carla Comelli	1,725.00	123,631 to 125,355	B	1.14%
	381.00	132,060 to 132,440	C
Arnd Christ	76.00	132,441 to 132,516	C	0.04%
Staidson	27,591.00	132,517 to 160,107	C	13.62%
Metall Zug	2,286.00	160,108 to 162,393	C	1.13%
Guillermo Vogel	304.00	162,394 to 162,697	C	0.15%
Angel Sosa	304.00	162,698 to 163,001	C	0.15%
Daniel Pérez	228.00	163,002 to 163,229	C	0.11%
Mita Grassi	304.00	163,230 to 163,533	C	0.15%
Marco Simeoni	1,524.00	163,534 to 165,057	C	0.75%
Philippe Beal	762.00	165,058 to 165,819	C	0.38%
Pierre-Alain Racine	457.00	165,820 to 166,276	C	0.23%
DocEpsilon	228.00	166,277 to 166,504	C	0.11%
Romaria	4,573.00	166,505 to 171,077	C	2.26%
Philippe Meyer	762.00	171,078 to 171,839	C	0.38%
Mulberry	762.00	171,840 to 172,601	C	0.38%
RaCap	8,906.00	175,105 to 184,010	D	7.33%
	5,400.00	84,109 to 89,508	D
	537.00	41,093 to 41,629	D
Blackwell	2,116.00	184,011 to 186,126	D	1.74%
	1,411.00	41,630 to 43,040	D
BCLS	11,022.00	186,127 to 197,148	D	9.07%
	7,348.00	43,041 to 50,388	D
Cormorant Fund I	4,566.00	197,149 to 201,714	D	3.75%
	1,260.00	50,389 to 51,648	D
	1,784.00	105,628 to 107,411	D
Cormorant Master Fund	773.00	201,715 to 202,487	D	0.63%
	515.00	107,412 to 107,926	D
CRMA	172.00	202,488 to 202,659	D	0.14%
	115.00	107,927 to 108,041	D

BlackRock HSOP	4,254.00	108,042 to 112,295	D	2.10%
BlackRock HSMUT	108	112,296 to 112,403	D	0.05%
BlackRock HST	232	112,404 to 112,635	D	0.11%
Company (treasury shares)	3,303.00	103,398 to 103,897 56,458 to 59,260	S	1.63%
Total	202,636.00			100%

3.	Non-statutory Payments into the Capital Reserves

3.1	Each of the Primary Investors undertakes individually for himself vis-à-vis each other and each of the other Shareholders, but not vis-à-vis the Company, to render, in addition to the capital contributions towards the share capital in the nominal value for the new Series D Preferred Shares of the Company to be subscribed by them under Clause 2.1(a), additional payments into the capital reserves of the Company within the meaning of § 272 (2) No. 4 of the German Commercial Code (sonstige Zuzahlungen in die Kapitalrücklage der Gesellschaft gemäß § 272 Abs. 2 Nr. 4 HGB) in each case in one tranche in accordance with the following provisions.

The additional payments into the capital reserves of the Company under this Clause 3 shall be rendered in cash to the Company´s Bank Account.

Each of the Primary Investors shall render additional payments into the capital reserves of the Company under this Clause 3 in the respective amount as stated for the respective Primary Investor in the following table:

Primary Investor	Payments into the Capital Reserves (EUR)
RaCap	8,255,149.52
Blackwell	1,961,362.72
BCLS	10,216,512.24
Cormorant Fund I	4,232,316.72
Cormorant Master Fund	716,509.16
CRMA	159,430.24
Total	25,541,280.60

3.2	The additional payments into the capital reserves of the Company by the Primary Investors under this Clause 3 shall become due and payable immediately but at the latest within two (2) Bank Working Days following receipt of the Closing Notice.

3.3	The Shareholders agree that the obligations of the Primary Investors to render additional payments into the capital reserves of the Company under this Clause 3.3 shall exist only on the basis of a contractual agreement by and between the Primary Investors and the Shareholders and not vis-à-vis the Company. The Company itself is not a party to this Clause 3 and shall not be entitled to demand the payments under this Clause 3. The payment claims under this Clause 3 shall not be assignable. This Clause 3 shall neither constitute a contract for the benefit of a third party nor a contract with protective effect for the benefits of third parties (kein Vertrag mit Schutzwirkung für Dritte). This Clause 3 shall not establish any secondary obligations within the meaning of § 3 (2) GmbHG. Any joint and several liability (gesamtschuldnerische Haftung) of the Series D Investors under this Clause 3 shall be excluded.

4.	Use of Proceeds

The net proceeds from the Series D Preferred Shares Financing shall be used exclusively for operational and capital expenditures, general working capital purposes and investments of the Company, including in particular the funding of (i) the clinical development of IFX-1, (ii) the manufacturing of IFX-1, (iii) ongoing pre-clinical research projects for IFX-1 and (iv) the manufacturing of IFX-2 and its pre-clinical.

5.	Classes of Shares

5.1	The shares of the Company to be issued to the Series D Investors under Clause 2.1(a) (if any) and any and all other shares of the Company which under the provisions of this Agreement shall be Series D Preferred Shares of the Company are hereinafter – including after a split or consolidation of such shares – collectively referred to as the "Series D Preferred Shares" and each individually as a "Series D Preferred Share".

5.2	The existing shares of the Company with the share numbers 125,356 (inclusive) through 172,601 (inclusive) and any and all other shares of the Company which under the provisions of this Agreement shall be Series C Preferred Shares of the Company are hereinafter – including after a split or consolidation of such shares – collectively referred to as the "Series C Preferred Shares" and each individually as a "Series C Preferred Share".

5.3	The existing shares of the Company with the share numbers 65,289 (inclusive) through 70,482 (inclusive), 80,647 (inclusive) through 84,108 (inclusive), 94,742 (inclusive) through 103,397 (inclusive) and 103,898 (inclusive) through 125,355 (inclusive) and any and all other shares of the Company which under the provisions of this Agreement shall be Series B Preferred Shares of the Company are hereinafter – including after a split or consolidation of such shares – collectively referred to as the "Series B Preferred Shares" and each individually as a "Series B Preferred Share" subject to the Series B Preferred Shares which will be converted into Converted Series D Preferred Shares pursuant to Clause 2.8 of this Agreement.

5.4	The existing shares of the Company with the share numbers 9,424 (inclusive) through 11,898 (inclusive), 21,249 (inclusive) through 23,773 (inclusive), 26,899 (inclusive) through 62,163 (inclusive), 70,483 (inclusive) through 80,646 (inclusive), 84,109 (inclusive) through 94,741 (inclusive) and 103,398 (inclusive) through 103,897 (inclusive) and any and all other shares of the Company which under the provisions of this Agreement shall be Series A Preferred Shares of the Company are hereinafter – including after a split or consolidation of such shares – collectively referred to as the "Series A Preferred Shares" and each individually as a "Series A Preferred Share", subject to the Series A Preferred Shares which will be converted into Converted Series D Preferred Shares pursuant to Clause 2.1(c)2.8 of this Agreement. The Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares are hereinafter collectively referred to as the "Preferred Shares" and each individually as a "Preferred Share".

5.5	All other shares of the Company which shall not be Series D Preferred Shares under Clause 5.1, Series C Preferred Shares under Clause 5.2, Series B Preferred Shares under Clause 5.3 or Series A Preferred Shares under Clause 5.4 are hereinafter – including after a split or consolidation of such shares – collectively referred to as the "Common Shares" and each individually as a "Common Share".

6.	Current Shareholders' Representations and Warranties

6.1	Subject to the following provisions of this Clause 6 as well as the provisions of Clause 8, each of the Current Shareholders severally and not jointly (als Einzelschuldner) hereby represents and warrants to each of the Series D Investors in the form of an independent guarantee (selbstständiges Garantieversprechen) within the meaning of § 311 (1) of the German Civil Code (BGB) and with the legal consequences, and only with the legal consequences, set forth in Clause 6.2, that all of the following statements are fully true and correct with respect to his capacity and his title to shares of the Company as of the date of the notarization of this Agreement (hereinafter collectively referred to as the "Current Shareholders' Representations and Warranties" and each individually as a "Current Shareholders' Representation and Warranty"):

(a)	The respective Current Shareholder is the unlimited and unencumbered sole legal and beneficial owner of all of the shares of the Company and the corresponding voting rights as set forth opposite the name of the respective Current Shareholder in the table in Clause (B) of the Preamble to this Agreement;

(b)	the shares of the Company held by the respective Current Shareholder have not been pledged (verpfändet) or otherwise encumbered (belastet) and, save as provided otherwise in the current Articles of Association of the Company or the Series C ISHA, such shares are free and clear of any and all third party rights and transfer restrictions, and the respective Current Shareholder may freely dispose of such shares without requiring the consent of any third party or violating any third party rights, and no third party is entitled to exercise any pre-emptive rights, rights of first refusal, option or other rights to purchase or acquire any shares of the Company held by the respective Current Shareholder;

(c)	the respective Current Shareholder has full power and authority to enter into and perform this Agreement, and this Agreement constitutes valid and binding obligations of the respective Current Shareholder in accordance with the terms herein, and the execution and performance of this Agreement by the respective Current Shareholder does not require the approval or consent by any governmental authority or other third party.

6.2	In the event that the Current Shareholders' Representations and Warranties of any Current Shareholder are not fully true and correct, each of the Series D Investors shall be entitled to demand from the respective Current Shareholder to remedy the inaccuracy and/or incorrectness of such Current Shareholders' Representations and Warranties within a reasonable period of time, which shall not exceed 30 Bank Working Days after the receipt of such demand, in such a way that the respective Current Shareholder brings about the situation which would have existed, had the respective Current Shareholders' Representations and Warranties been fully true and correct (restitution in kind; Naturalrestitution). Should the respective Current Shareholder not remedy the inaccuracy and/or incorrectness of such Current Shareholders' Representations and Warranties within such period of time or should such remedy be impossible, then each of the Series D Investors shall have the right to demand compensation for damages in cash (Schadensersatz in Geld) from the respective Current Shareholder in such a way that such Current Shareholder shall place the Series D Investors in such position in which the Series D Investors would economically have been in, had the respective Current Shareholders' Representations and Warranties been fully true and correct. The right to demand compensation for damages in cash under this Clause 6.2 shall include all damages recoverable in accordance with the provisions of §§ 249 et seq. BGB.

6.3	The liability of each of the Current Shareholders under this Clause 6 shall be limited to an amount equal to the investment actually rendered by the respective Series D Investor under this Agreement. The limitations under this Clause 6.3 shall not apply to any claims based on a wilful (vorsätzlich) or gross negligent (grob fahrlässig) inaccuracy and/or incorrectness of any of the Current Shareholders' Representations and Warranties.

6.4	All claims to which the Series D Investors may be entitled under this Clause 6 (with the exception of claims based on a wilful or gross negligent inaccuracy and/or incorrectness of any of the Current Shareholders' Representations and Warranties) shall be time-barred under the statute of limitations (verjähren) three years after the notarization of this Agreement. § 202 BGB shall remain unaffected.

7.	Business Representations and Warranties

7.1	Subject to the following provisions of this Clause 7 as well as the provisions of Clause 8, the Company hereby represents and warrants to each of the Series D Investors in the form of an independent guarantee within the meaning of § 311 (1) BGB and with the legal consequences, and only with the legal consequences, set forth in Clause 7.3, that all of the statements which are in detail included in Annex 7.1 are fully true and correct as of the date of the notarization of this Agreement (hereinafter collectively referred to as the "Business Representations and Warranties" and each individually as a "Business Representation and Warranty"; the Current Shareholders' Representations and Warranties and the Business Representations and Warranties hereinafter collectively referred to as the "Representations and Warranties" and each individually as a "Representation and Warranty").

7.2	Claims under this Clause 7 may only be brought, if and to the extent that the aggregate loss arising as a result of all breaches of the Business Representations and Warranties exceeds in total the amount of EUR 100,000.00 (Freibetrag); if this limit is exceeded, then the loss arising and exceeding such amount of EUR 100,000.00 shall be compensated in accordance with Clause 7.3.

The limitations under this Clause 7.2 shall not apply to any claims based on a wilful (vorsätzlich) or gross negligent (grob fahrlässig) inaccuracy and/or incorrectness of any of the Business Representations and Warranties.

7.3	In the event that the Business Representations and Warranties are not fully true and correct, the Shareholders shall resolve in favour of an increase of the Company's share capital ("Guarantee Share Capital Increase") upon the demand of one or more of the Series D Investors. The Guarantee Share Capital Increase shall be resolved and consummated without undue delay after the demand by any of the Series D Investors. Each of the Series D Investors individually may request his participation in the Guarantee Share Capital Increase without being obliged to do so. As part of the Guarantee Share Capital Increase, the Series D Investors, who request this, shall be invited to subscribe and to take over such number of new Series D Preferred Shares of the Company with a nominal value of EUR 1.00 each in return for cash contributions in payment of the nominal value without premium or any other contributions to the capital reserves of the Company, by means of which they shall receive such participation in the Company's share capital as they each would have held, if they had invested the funds (capital contributions in the nominal value and additional payments into the capital reserves of the Company pursuant to § 272 (2) No. 4 HGB) provided under this Agreement and the additional funds provided in the Guarantee Share Capital Increase from the start at the Reduced Valuation (as defined below); the subscription rights of the other Shareholders shall be excluded. Clause 2.2 to 2.4 and 2.10 shall apply mutatis mutandis.

The "Reduced Valuation" shall be equal to a pre-money valuation of the Company of EUR 178,983,000 (based on a USD valuation of USD 210,000,000, calculated with a fixed exchange rate of EUR 0.8523 / USD 1.00) undiluted less the total amount of all damages arising as a result of all breaches of the Business Representations and Warranties; provided, however, that such pre-money valuation shall not be reduced by more than EUR 5,000,000.00, provided that the limitations under this Clause 7.3 shall not apply to any claims based on a wilful or gross negligent inaccuracy and/or incorrectness of any of the Business Representations and Warranties. If the Parties cannot agree on the Reduced Valuation within two calendar weeks after any of the Series D Investors has demanded a Guarantee Share Capital Increase, then the Reduced Valuation shall be determined by an independent expert acting as arbitration expert (Schiedsgutachter) who shall be appointed by the Advisory Board of the Company by way of simple majority resolution. The determination by the arbitration expert shall be final and binding on all Parties. The costs of the arbitration expert shall be borne by the Parties applying §§ 91 et seq. of the German Code of Civil Procedure (ZPO) mutatis mutandis.

7.4	All claims to which the Series D Investors may be entitled under this Clause 7 (with the exception of claims based on a wilful (vorsätzlich) or gross negligent (grob fahrlässig) inaccuracy and/or incorrectness of any of the Business Representations and Warranties) shall be time-barred under the statute of limitations three months after the delivery to the Shareholders of the Company's audited annual financial statements for the business year ending on 31 December 2017. § 202 BGB shall remain unaffected.

8.	General Limitations

8.1	The Representations and Warranties and the right to demand damages in relation thereto constitute a special agreement negotiated and agreed upon between the Parties specifically for the purposes of the transactions contemplated by this Agreement in accordance with § 311 (1) BGB. Further, the Representations and Warranties are subject to all the limitations set forth in this Agreement, in particular without limitation any limitation set forth in the respective statement contained in Clause 6.1 or Clause 7.1 or in Annex 7.1 and the limitations on damages set forth in Clause 6 and Clause 7 and this Clause 8. The Parties agree that none of the Representations and Warranties constitutes a guarantee with respect to the quality of the object of sale (Garantie für die Beschaffenheit der Sache) within the meaning of § 444 2nd alternative BGB nor a guarantee with respect to the quality of the purchase object (Beschaffenheitsgarantie) within the meaning of § 443 BGB. The legal consequences of a possible violation of the Representations and Warranties shall be determined exclusively pursuant to Clause 6 to Clause 8 of this Agreement. The Parties further agree that the provisions of §§ 434 to 453 BGB relating to defects in quality or in title shall not apply to any Representation and Warranty. Claims of the Series D Investors for a breach of the Business Representations and Warranties shall be excluded to the extent that the respective Series D Investor had positive knowledge (positive Kenntnis) of the circumstances underlying such breach; the contents of the virtual data room operated by the Company at "netfiles GmbH", to which all Series D Investors who requested this have been granted access, shall be deemed to be known by all Series D Investors. Likewise, claims of the Series D Investors for a breach of the Business Representations and Warranties shall be excluded with respect to such circumstances which are fairly disclosed in this Agreement or one of the Annexes or Exhibits hereto. §§ 377 et seq. HGB shall not apply.

8.2	The Parties agree that the Current Shareholders do not give any representations, warranties, guarantees and indemnifications, whether expressly or implied, other than the Current Shareholders' Representations and Warranties, and that the Company does not give any representations, warranties, guarantees and indemnifications, whether expressly or implied, other than the Business Representations and Warranties. Except as set forth in Clause 6 to Clause 8 of this Agreement and for any claims based on fraud or wilful or gross negligent misconduct which shall remain unaffected, any and all other rights and remedies of any legal nature which the Series D Investors may have against the Current Shareholders and/or the Company with respect to a breach of Representations and Warranties, irrespective of which nature, amount or legal basis, are hereby expressly waived and excluded to the maximum permissible extent. Further, except as set forth in Clause 6 to Clause 8 of this Agreement and for any claims based on fraud or wilful or gross negligent misconduct which shall remain unaffected, any and all claims and rights of the Series D Investors under and in connection with this Agreement, irrespective of which nature, amount or legal basis, are hereby expressly waived and excluded to the maximum permissible extent, in particular, without limitation, claims under pre-contractual fault (§ 311 (2) and (3) BGB), frustration of contract (Störung der Geschäftsgrundlage), breach of contract (Pflichtverletzung aus dem Schuldverhältnis), supplementary performance (Nacherfüllung), the right to reduce the price (Minderung) and/or the right to avoid (Anfechtung) or to rescind (Rücktritt) this Agreement, and any liability in tort (Deliktshaftung).

Part 2: Adherence Agreement

9.	General Provisions

9.1	Terms defined in Part 2 of this Agreement shall be interpreted and construed consistently and have the same meaning throughout this Part 2 of this Agreement.

9.2	Capitalized terms that are not defined in this Part 2 of this Agreement shall have the meaning assigned to them in the Series C ISHA.

9.3	The headings contained in this Part 2 of this Agreement are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

10.	Adherence to the Shareholders‘ Agreement

10.1	Each of the Series D Investors hereby irrevocably declares to adhere to the Series C ISHA with effect as of today, and thus becoming a “Party” and “Shareholder” of the Series C ISHA (as modified by this Agreement).

10.2	The Series D Investors accept to be bound to their irrevocable offer pursuant to § 16(1) of the Series C ISHA. With respect to the Series D Investors all preconditions of § 16(1) of the Series C ISHA shall be deemed fulfilled or waived. Each of the Series D Investors accepts this offer to become a Party of the Series C ISHA (as modified by the provisions of this Agreement). As a matter of precaution only, the Current Shareholders hereby accept the offer of the Series D Investors to accede to the Series C ISHA and waive the requirement to receive an adherence declaration by the Series D Investors.

11.	Modifications of the Series C ISHA

11.1	Definitions

The definition of Financial Investors, Shareholder and Party as set forth in the parties section of the Series C ISHA shall be modified to include the Series D Investors.

11.2	Preference in Liquidation and Sale Proceeds (§ 21 of the Series C ISHA)

§ 21(1)a) of the Series C ISHA will be amended as follows:

“First, on the same level and with the same rank,

(a)	the holders of Converted Series D Preferred Shares shall receive, in preference to the holders of Common Shares but concurrently with the holders of the remaining Series D Preferred Shares (for the avoidance of doubt excluding the Converted Series D Preferrred Shares), Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, preference payments (Vorabzahlungen) in each case in an amount equal to one time (1x) the Series D Share Price for each of their respective Converted Series D Preferred Shares included in the sale plus an amount representing interest at a rate of 6 % p.a. on such Series D Share Price as from the date of the respective payment of such Series D Share Price up until the date of the closing of the sale.
For the avoidance of doubt, the holders of Converted Series D Preferred Shares do not have any rights referring to the time prior to the conversion of their Series A Preferred Shares or Series B Preferred Shares into Converted Series D Preferred Shares pursuant to Clause 2.8 of Part 1 of this Agreement;

(b)	the holders of Series D Preferred Shares, excluding the holders of Converted Series D Preferred Shares, shall receive, in preference to the holders of Common Shares but concurrently with the holders of Converted Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, preference payments (Vorabzahlungen) in each case in an amount equal to one time (1x) their average contributions to the Company (capital contributions towards the share capital in the nominal value and additional payments into the capital reserves of the Company pursuant to § 272 (2) HGB) for each of their respective Series D Preferred Shares included in the sale plus an amount representing interest at a rate of 6 % p.a. on such contributions as from the date of the respective payment of such contributions to the Company up until the date of the closing of the sale;

(c)	the holders of Series C Preferred Shares shall receive, in preference to the holders of Common Shares but concurrently with the holders of Converted Series D Preferred Shares, Series D Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, preference payments (Vorabzahlungen) in each case in an amount equal to one time (1x) their average contributions to the Company (capital contributions towards the share capital in the nominal value and additional payments into the capital reserves of the Company pursuant to § 272 (2) HGB) for each of their respective Series C Preferred Shares included in the sale plus an amount representing interest at a rate of 6 % p.a. on such contributions as from the date of the respective payment of such contributions to the Company or the date of the payment into the trust account in accordance with Clause 3 of this Agreement, as the case may be, up until the date of the closing of the sale;

(d)	the holders of Series B Preferred Shares, except for the holders of Converted Series D Preferred Shares, shall receive, in preference to the holders of Common Shares but concurrently with the holders of Converted Series D Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series A Preferred Shares, preference payments (Vorabzahlungen) in each case in an amount equal to one time (1x) their average contributions to the Company (capital contributions towards the share capital in the nominal value and additional payments into the capital reserves of the Company pursuant to § 272 (2) HGB) for each of their respective Series B Preferred Shares included in the sale plus an amount representing interest at a rate of 6 % p.a. on such contributions as from the date of the respective payment of such contributions to the Company up until the date of the closing of the sale; and

(e)	the holders of Series A Preferred Shares, except for the holders of Converted Series D Preferred Shares, shall receive, in preference to the holders of Common Shares but concurrently with the holders of Converted Series D Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares, preference payments (Vorabzahlungen) in each case in an amount equal to one time (1x) their average contributions to the Company (capital contributions towards the share capital in the nominal value and additional payments into the capital reserves of the Company pursuant to § 272 (2) HGB) for each of their respective Series A Preferred Shares included in the sale plus an amount representing interest at a rate of 8 (eight) % p.a. on such contributions as from the date of the respective payment of such contributions to the Company up until the date of the closing of the sale;

if the Proceeds are not sufficient to satisfy all amounts to be paid under this § 21(1)a), then the entire Proceeds shall be divided between the holders of Converted Series D Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares in proportion to the preference payments they each would be entitled to under this a) if the Proceeds were sufficient to satisfy all amounts to be paid under this a).”

Subsequent to § 21 (1)e) of the Series C ISHA, the following § 21(1)f) will be included:

(f)	"in the event that following a conversion of the Series D Preferred Shares into Common Shares at the conversion rate set forth in § 22 below, the total amount to be distributed under § 21(1)b) above on the Common Shares resulting from such conversion is higher than the total amount to be distributed under § 21(1)a)cc) above on such Series D Preferred Shares without such conversion, all Series D Preferred Shares shall automatically be deemed converted into Common Shares at the conversion rate set forth in § 22 below for the purposes of the distribution of the Proceeds under this § 21.”

The subsequent paragraph will be amended as follows:

“In the event that the Proceeds are paid in tranches and/or contingent upon conditions and/or deferred and/or paid into an escrow account (in particular without limitation to cover any representations, warranties, indemnities or similar claims), the amount of the preference payments under § 21(1)a) above shall not be abrogated or diminished, i.e. the first Proceeds received by the Shareholders shall first be distributed to the holders of Converted Series D Preferred Shares, Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and the holders of Series A Preferred Shares until they have received the full preference payments under § 21(1)a) above.”

11.3	Cancellation of Non-Granted Options (Stock Option Plan 2016)

§ 6(2) of the Series C ISHA provides for a stock option plan to promote the motivation and identification for present and future selected managing directors, key employees and consultants of the Company to be granted at terms set forth in the Series C ISHA (“Stock Option Plan 2016”). Currently, 3,060 options are available for granting under the Stock Option Plan 2016. These not granted options shall hereby be cancelled, so that no options may be granted from the date of this Agreement under the Stock Option Plan 2016. Prof. Dr. Niels Riedemann and Arnd Christ, in their capacity as managing directors of the Company, hereby undertake not to grant any options from the Stock Option Plan 2016 or to utilize the Authorized Capital as provided therefore in Section 6a of the Company’s Articles of Association. The cancellation of the not granted options and of the Authorized Capital in Section 6a of the Company’s Articles of Association shall be resolved in a separate resolution as soon as practicably possible after registration of the Series D Capital Increase in the Company’s Commercial Register.

11.4	German Money Laundering Act (§ 16 para. 3 of the Series C ISHA)

Parties agree that the Series D Investors will deliver the documentation requested under § 16 para. 3 of the Series C ISHA without undue delay after signing of this Agreement and thus provide information of the beneficial owner of the shareholder in accordance with Sec. 3 para. 2 of the German Money Laundering Act.

12.	Validity of Series C ISHA

To the extent that the provisions of the Series C ISHA have not been modified by this Part 2 of this Agreement and particularly by Clause 11 of this Part 2 of this Agreement it is agreed that the Series C ISHA should remain in full effect.

13.	Transaction Costs

13.1	The Company shall bear all legal and administrative costs in connection with the Series D Preferred Shares Financing including reasonable fees and expenses of external legal counsel of the Series D Investors.

13.2	All payments pursuant to Clause 13.1 shall be made within two weeks after invoicing.

13.3	The Company shall bear the costs and fees of the notary for the notarization of this Agreement and the court and register fees and disbursements for the required Commercial Register registrations.

14.	Miscellaneous

14.1	The terms and conditions of this Agreement shall apply to all shares of the Company held by the Shareholders currently or in the future. The shares of the Company shall remain in the particular ownership of the respective Shareholder. No joint ownership (Eigentum zur gesamten Hand) or co-ownership (Miteigentum) shall be established by this Agreement.

14.2	Any joint and several liability (gesamtschuldnerische Haftung) shall be excluded, unless expressly set forth otherwise in this Agreement.

14.3	If this Agreement refers to an internal vote or resolution of the Shareholders or a specific group of Shareholders outside Shareholders' Meetings, the following provisions shall apply: The request for such a vote or resolution shall be made by any of such Shareholders in Text Form to all Shareholders who are part of the specific group. The vote or resolution shall be made within ten calendar days following the sending of the request and be taken in writing, by telephone, telefax or e-mail. The vote or resolution shall be deemed taken if Shareholders representing the majority required for such internal vote or resolution agree to the proposed vote or resolution within this time limit irrespective of whether all Shareholders of the specific group participate in the vote or resolution. Minutes of the vote or resolution shall be drawn up and shall be signed by the Shareholder requesting the vote or resolution immediately after the passing of such vote or resolution, and a copy shall be provided to each Shareholder and the Company.

14.4	The terms and conditions of this Agreement shall prevail, as amongst the Shareholders, over the terms and conditions of the Articles of Association of the Company. In the event that provisions of this Agreement contradict provisions of the Articles of Association of the Company, this Agreement shall prevail to the extent legally permissible; the Shareholders shall amend the Articles of Association of the Company accordingly.

14.5	This Agreement is written in the English language (except that Annexes and Exhibits to this Agreement may be in other languages) which shall be binding. Terms to which a German term has been added in parentheses and italics shall be interpreted throughout this Agreement including its Annexes and Exhibits in accordance with the German term alone, and the English term to which such German term relates shall be disregarded.

14.6	Amendments and additions to this Agreement must be made in writing to be effective, to the extent that notarization is not required. This shall also apply to a waiver of the written form requirement as well as to a waiver of any right or claim under this Agreement.

14.7	Should individual terms of this Agreement be or become invalid or unenforceable or if this Agreement contains gaps, this shall not affect the validity of the remaining terms of this Agreement. In place of the invalid, unenforceable or missing term, such valid term which the Parties would reasonably have agreed, had they been aware at the conclusion of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed. Should a term of this Agreement be or become invalid because of the scope or time of performance for which it provides, then the agreed scope or time of performance shall be amended to correspond with the extent legally permitted.

14.8	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws. The UN Convention on Contracts for the International Sale of Goods (CISG) shall not apply.

14.9	To the extent that such an agreement is legally valid, the courts competent for Jena, Germany, shall have exclusive jurisdiction over this Agreement.

15.	Severability

If any paragraph, provision or clause in this Agreement shall be found or held to be invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable and the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly affects the Parties’ intent in entering into this Agreement.

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